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                                                                    EXHIBIT 10.7

                            INDEMNIFICATION AGREEMENT

         This Agreement is made as of the 1st day of February 2002, by and between AltaVista Company, a Delaware corporation (collectively with its direct and indirect majority owned subsidiaries, the "Corporation"), and James Barnett ("Indemnitee"), a director or officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks, and

         WHEREAS, the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Charter") provides that indemnification of agents of the Corporation by the Corporation is authorized through agreements with such agents in certain circumstances and with certain limitations, and

         WHEREAS, Indemnitee has indicated that he does not regard the protection available under the Corporation's Charter and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as a director or officer without adequate protection, and

         WHEREAS, the Corporation desires Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

         NOW THEREFORE, the Corporation and Indemnitee do hereby agree as follows:

1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders Indemnitee's resignation or Indemnitee's status as a director or officer is terminated.

         2.    Definitions. As used in this Agreement:

               (a) The term "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, administrative hearing or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

               (b) The term "Corporate Status" shall mean the status of a person who is or was a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of

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another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

        (c) The term "Expenses" shall include, without limitation, reasonable attorneys' fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

        (d) References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

        (e) The term "Change of Control" shall mean the consummation of any of the following events: (i) a sale, lease or disposition of all or substantially all of the assets of the Corporation, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Corporation with or into any other corporation or corporations or other entity, or any corporate reorganization, where the stockholders of the Corporation immediately prior to such event do not retain (in substantially the same percentages) beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of and interest in the successor entity or the entity that controls the successor entity.

     3. Indemnification in Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 3 if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the Indemnitee's Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties, liabilities or losses and, to the extent permitted by law, amounts paid or to be paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to of any criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

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        4.   Indemnification in Proceedings by or in the Right of the
Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the Indemnitee's Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties, liabilities or losses and, to the extent permitted by law, amounts paid or to be paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Paragraph 4 in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

        5. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraph 10, the Corporation shall not indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Agreement, the Corporation shall not indemnify the Indemnitee to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

        6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee,
(ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

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        7.   Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought by him and provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which he is served. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Paragraph 7. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

        8. Advancement of Expenses. Subject to the provisions of Paragraph 9 below, in the event that the Corporation does not assume the defense pursuant to Paragraph 7 of this Agreement of any Proceeding to which the Indemnitee was or is a party or is threatened to be made a party by reason of his Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith and of which the Corporation receives notice under this Agreement, any Expenses incurred by the Indemnitee or on his behalf in defending such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by the Indemnitee or on his behalf in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment.

        9. Procedure for Indemnification. In order to obtain indemnification or advancement of Expenses pursuant to Paragraphs 3, 4, 6 or 8 of this Agreement, Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine

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whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Paragraphs 3, 4 or 8 the Corporation determines within such 30-day period that such Indemnitee did not meet the applicable standard of conduct for indemnification set forth in Paragraph 3 or 4, as the case may be. The Board of Directors of the Corporation shall either (a) approve the indemnification and advancement of Expenses (i) by a majority vote of the Directors of the Corporation consisting of persons who are not at that time parties to the Proceeding ("Disinterested Directors"), whether or not a quorum; or (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, whether or not a quorum; or (b) designate independent legal counsel (appointed by the Corporation and approved by Indemnitee) who shall, within said 30-day period, provide a written opinion to the Board as to whether Indemnitee has met the relevant standards of conduct for indemnification and advancement of Expenses. The obligations of the Corporation hereunder with respect to the payment of any Expenses, judgment, fine or penalty shall be subject to the condition that the independent legal counsel shall not have determined (in a written opinion) that Indemnitee is not permitted to be indemnified under the applicable standards of conduct for indemnification.

     The obligation of the Corporation regarding the advancement of Expenses pursuant to this Agreement shall be subject to the condition that, if, when and to the extent that the independent legal counsel determines that Indemnitee is not permitted to be so indemnified, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid. If Indemnitee has commenced legal proceedings (either before or after the determination by independent legal counsel) in a court of competent jurisdiction to secure a determination that Indemnitee may be indemnified under this Agreement or otherwise, any determination made by the independent legal counsel that Indemnitee is not permitted to be indemnified shall not be binding, and Indemnitee shall not be required to reimburse the Corporation for any advancement of Expenses and shall continue to be entitled to the advancement of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the independent legal counsel or if the independent legal counsel determines that Indemnitee is not permitted to be indemnified in whole or in part, Indemnitee shall have the right to commence litigation in any court in the states of California or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the independent legal counsel or any aspect thereof, and the Corporation hereby consents to service of process and to appear in any such proceeding.

     10. Remedies. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 30-day period referred to above in Paragraph 9. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to

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Paragraph 9 that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses (of the type described in the definition of "Expenses" in Paragraph 2(c)) reasonably incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

     11. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

     12. Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Corporation to bring suit to enforce such rights.

     13. Term of Agreement. The Corporation's agreements and obligations under this Agreement shall continue during the period Indemnitee is a director or officer of the Corporation, and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or proceeding by reason of Indemnitee's service in such capacity. The Indemnitee's rights under this Agreement shall inure to the benefit of Indemnitee's heirs, executors and administrators.

     14. Officer and Director Liability Insurance. In the event the Corporation's Directors and Officers Insurance (whether obtained directly by the Corporation or through the parent of the Corporation) terminates or the scope or amount of coverage of the Corporation's Directors and Officers Insurance be reduced from the scope and coverage in effect during the first year of the Agreement, the Corporation agrees to give Indemnitee prompt notice thereof and to hold harmless and indemnify the Indemnitee to the fullest extent permitted pursuant to this Agreement and/or by applicable law to the full extent of the coverage that is in effect during the first year of this Agreement. Notwithstanding the foregoing, the Corporation is not obligated to maintain any Directors and Officers Insurance.

     15. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Charter, the By-Laws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of Delaware, any other law (common or statutory), or otherwise, both as to action in his official capacity and as to action in another capacity while holding office for the Corporation. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or him in any such capacity, or arising out of his status as such, whether or not the Indemnitee

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would be indemnified against such expense, liability or loss under this
Agreement; provided that the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy (whether arising from an insurance policy provided to the Corporation, a subsidiary, a parent, or any other insurance policy), contract, agreement or otherwise.

     16. Attorneys' Fees. In the event that Indemnitee institutes any legal action to enforce Indemnitee's legal rights hereunder, or to recover damages for breach of this Agreement, Indemnitee, if Indemnitee prevails in whole or in part, shall be entitled to recover from the Corporation reasonable attorneys' fees and disbursements incurred by Indemnitee with respect to the claims or matters on which Indemnitee has prevailed.

     17. Merger, Consolidation, or Change of Control. In the event that the Corporation shall be a constituent corporation in a consolidation or merger, whether the Corporation is the resulting or surviving corporation or is absorbed, or if there is a Change of Control, Indemnitee shall stand in the same position under this Agreement as Indemnitee would have with respect to the Corporation if its separate existence had continued or if there had been no Change of Control.

     18. No Special Rights. Nothing herein shall confer upon Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.

     19. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

     20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

     21. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

     22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     23. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

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     24.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

          (a)     if to the Indemnitee, to:

                  232 Polhemus Avenue
                  Atherton, CA 94027

          (b)     if to the Corporation, to:

                  Chief Executive Officer and General Counsel
                  AltaVista Company
                  1070 Arastradero Road
                  Palo Alto, CA  94304

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

     25. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     26. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to continue to serve as a director of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

     27. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee's rights under Delaware law or the Corporation's Charter or bylaws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ALTAVISTA COMPANY                            INDEMNITEE: James Barnett

By:     /s/ Susan Marsch                     By:    /s/ James Barnett

Name:   Susan Marsch                         Name:  James Barnett

Title:  General Counsel, Vice President      Title: Chief Executive Officer
        Business & Legal Affairs and
        Secretary